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                                                                EXHIBIT 4(b)(i)

        FIRST SUPPLEMENTAL INDENTURE dated as of December 20, 1995, among ITT Corporation, a Delaware corporation ("ITT Corporation"), ITT Industries, Inc., an Indiana corporation ("ITT Industries"), and BankAmerica Trust Company of New York, a New York banking corporation, as trustee (the "Trustee") under the Indenture dated as of December 28, 1990 (as amended, supplemented or modified from time to time, the "Indenture").

        WHEREAS, Section 10.1 of the Indenture provides, among other things, that ITT Corporation and the Trustee may enter into indentures supplemental to the Indenture for, among other things, evidencing the succession of another corporation to ITT Corporation and the assumption by the successor corporation of the covenants, agreements and obligations of ITT Corporation under the Indenture and the Securities; and

        WHEREAS, Section 11.1 of the Indenture provides that, subject to the conditions contained in such Section, ITT Corporation may merge into any other corporation;

        WHEREAS, ITT Corporation has determined to merge with and into ITT Industries, a wholly owned subsidiary of ITT Corporation (the "Merger"), such Merger having been effected December 20, 1995.

        NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

        That ITT Corporation and ITT Industries hereby covenant and agree with the Trustee, for the equal and proportionate benefit of all the present and future holders of the Securities, as follows:

                                  ARTICLE ONE

                          ASSUMPTION BY ITT INDUSTRIES

        SECTION 1.01. Assumption of Indenture Obligations. ITT Industries hereby assumes the due
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and punctual payment of the principal of, premium, if any, and interest on the
Securities according to their tenor, and the due and punctual performance and observance of all the terms, covenants and conditions of the Indenture as if ITT Industries had been an original party to the Indenture.

                                  ARTICLE TWO

                                 MISCELLANEOUS

        SECTION 2.01. Incorporation of Indenture. All the provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

        SECTION 2.02. Headings. The headings of the Articles and Sections of this First Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.

        SECTION 2.03. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        SECTION 2.04. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

        SECTION 2.05. Successors. All covenants and agreements in this First Supplemental Indenture by the parties hereto shall bind their respective successors.

        SECTION 2.06. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the

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Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

        SECTION 2.07. Terms Defined. All terms defined in the Indenture shall have the same meanings herein.

        SECTION 2.08. Limitation. The Trustee assumes no responsibility for, or in respect of, the validity or sufficiency of this First Supplemental Indenture or the due execution hereof by ITT Corporation or ITT Industries, or for, or in respect of, the recitals and statements contained herein, all of which recitals and statements are made solely by ITT Corporation and ITT Industries.

        SECTION 2.09. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.

                                                   ITT CORPORATION

                                                   By
                                                      -------------------------
                                                      Name:
                                                      Title:

[SEAL]

Attest:
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                                ITT INDUSTRIES, INC.


                                By ______________________________
                                   Name:
                                   Title:

[SEAL]

Attest:

                                BANKAMERICA TRUST COMPANY
                                OF NEW YORK


                                By ______________________________
                                   Name:
                                   Title:

[SEAL]

Attest: